EXHIBIT 4.02

                          LEHMAN BROTHERS HOLDINGS INC.

                          0.25% Notes Due June 1, 2008

            Performance Linked to a Basket of Seven Technology Stocks


Number R-1                                                  $12,950,000.00
                                                            CUSIP 524908DH0


See Reverse for Certain Definitions

                  THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO SUCH DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TO LEHMAN BROTHERS HOLDINGS INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.



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                                                                               2
                  LEHMAN BROTHERS HOLDINGS INC., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the "Company"), for value received, hereby promises to pay to CEDE & CO. or registered assigns, at the office or agency of the Company in the Borough of Manhattan, The City of New York, on June 1, 2008, or if a Delaying Event occurs, five Business Days after the Payment Determination Date therefor (the "Stated Maturity"), in such coin or currency of the United States of America at the time of payment shall be legal tender for the payment of public and private debts, for each $1,000 principal amount of the Securities represented hereby, an amount equal to (i) the greater of (a) $1,000 and (b) the Alternative Redemption Amount and (ii) accrued but unpaid interest through the Stated Maturity (the "Maturity Payment Amount"), and to pay interest computed on the basis of a 360-day year of twelve 30-day months, semi-annually on June 1 and December 1 of each year, commencing December 1, 2001, on said principal sum at said office or agency, in like coin or currency, at a rate per annum equal to 0.25% from June 1, 2001 or the most recent June 1 or December 1 to which interest has been paid or duly provided for.

                  The interest so payable on any June 1 or December 1 shall, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Security is registered at the close of business on the fifteenth day of the calendar month prior to which the interest payment is made. Interest may, at the option of the Company, be paid by check mailed to the person entitled thereto at such person's address as it appears on the registry books of the Company.

                  Any amount payable hereon at Stated Maturity, Redemption or Repurchase shall be paid only upon presentation and surrender of this Security.

                  REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH ON THE REVERSE HEREOF WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

                                                                               3
                  This Security shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.

                  IN WITNESS WHEREOF, LEHMAN BROTHERS HOLDINGS INC. has caused this instrument to be signed by its Chairman of the Board, its Vice Chairman, its President, its Chief Financial Officer, one of its Vice Presidents or its Treasurer, by manual or facsimile signature under its corporate seal, attested by its Secretary or one of its Assistant Secretaries by manual or facsimile signature.

Dated:   June 1, 2001                       LEHMAN BROTHERS HOLDINGS INC.


                                          By:      /s/ Oliver Budde
                                                Name: Oliver Budde
                                                Title:   Vice President
[SEAL]
                                          Attest: /s/ Madeline L. Shapiro
                                                Name: Madeline L. Shapiro
                                                Title:   Assistant Secretary



                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                  This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


Dated:   June 1, 2001

CITIBANK, N.A.
  as Trustee

By:  /s/ Wafaa Orfy
         Authorized Signatory

                                                                               4
                          [Form of Reverse of Security]

                  This Security is one of a duly authorized series of Securities of the Company designated as 0.25% Notes Due June 1, 2008, Performance Linked to a Basket of Seven Technology Stocks (herein called the "Securities"). This series of Securities is one of an indefinite number of series of debt securities of the Company, issued and to be issued under an indenture, dated as of September 1, 1987, as amended (herein called the "Indenture"), duly executed and delivered by the Company and Citibank N.A., as trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities.

                  The Securities are not redeemable prior to May 24, 2003. The Securities may be redeemed, at the option of the Company, as a whole or from time to time in part, on or after May 24, 2003 (the "Redemption"), and prior to the Stated Maturity, upon the notice referred to below, at a redemption price, for each $1,000 principal amount of the Securities redeemed, equal to (i) the greater of (a) $1,000 and (b) the Alternative Redemption Amount and (ii) any accrued but unpaid interest through the Redemption Date (the "Redemption Payment Amount").

                  Notice of Redemption shall be given by mailing a notice to the Holders of such Redemption (the "Redemption Notice") in accordance with the Indenture and the Securities. A Redemption shall occur on the Redemption Date Redemption Date.

                  The Securities shall be repayable at the option of the Holder thereof (the "Repurchase"), in whole or from time to time in part, on any Business Day until eight Business Days before June 1, 2008, at a price for each $1,000 principal amount of the Securities repurchased, equal to (i) the Alternative Redemption Amount and (ii) any accrued but unpaid interest through the Non-Delaying Event Repurchase Date or, if a Delaying Event occurs, through the Delaying Event Repurchase Date (the "Repurchase Payment Amount"). In order for the Holder to be repaid, the Company must receive at the Corporate Trust Office of the Trustee (or at such other address of which the Company shall from time to time notify the Holders of the Securities) at any time until eight Business Days before June 1, 2008, (i) this Security with the form entitled "Option to Elect Repayment" set forth below duly completed or (ii) unless the Holder is The Depository Trust Company or its nominee or a successor securities depository or its nominee, a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers or a commercial bank or a trust company in the United States of America setting forth the name of the Holder of this Security, the principal amount of this Security, the portion of this Security to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Security together with the form entitled "Option to Elect Repayment" set forth below duly completed, shall be received by the Company not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter and this Security and form duly completed are received by the Company by such fifth Business Day. Any such election shall be irrevocable. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Security for repayment shall be determined by the Company, whose determination shall

                                                                               5
     be final and binding. A Repurchase shall occur on the Non-Delaying Event Repurchase Date or, if a Delaying Event occurs, on the Delaying Event Repurchase Date.

                  The Basket Level used to calculate the Alternative Redemption Amount shall be determined by the Calculation Agent.

                  All percentages resulting from any calculation with respect to the Securities shall be rounded at the Calculation Agent's discretion.

                  The Trustee shall fully rely on the determination by the Calculation Agent of the Payment Amount and shall have no duty to make any such determination.

                  This Security is not subject to any sinking fund.

                  If an Event of Default with respect to the Securities shall occur and be continuing, the amounts payable on all of the Securities may be declared due and payable in the manner and with the effect provided in the Indenture. The amount payable to the Holder hereof upon any acceleration permitted under the Indenture shall be equal to the Maturity Payment Amount calculated as though the date of acceleration was the Stated Maturity and the date three Business Days prior to the date of acceleration was the applicable Payment Determination Date.

                  The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than 662/3% in aggregate principal amount of each series of Securities at the time Outstanding to be affected (each series voting as a class), evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to, or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Securities of all such series; provided, however, that no such supplemental indenture shall, among other things, without the consent of the Holder of each Outstanding Security affected thereby, (i) change the fixed maturity of any Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon or reduce any premium payable on redemption, or make the principal thereof, or premium, if any, or interest therein payable in any coin or currency other than that hereinabove provided or (ii) change the place of payment on any Security, or impair the right to institute suit for payment on any Security, or reduce the aforesaid percentage of Securities, the holders of which are required to consent to any such supplemental indenture. It is also provided in the Indenture that, prior to any declaration accelerating the maturity of any series of Securities, the holders of a majority in aggregate principal amount of the Securities of such series Outstanding may on behalf of the holders of all the Securities of such series waive any past default or Event of Default under the Indenture with respect to such series and its consequences, except a default in the payment of interest, if any or the principal of, or premium if any, on any of the Securities of such series, or in the payment of any sinking fund installment or analogous obligation with respect to Securities of such series. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future holders and owners of this Security and any Securities which may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Security or such other Securities.

                                                                               6
                  No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal amount with respect to this Security.

                  The Securities are issuable in denominations of $1,000 and any integral multiple of $1,000 in excess thereof.

                  The Company, the Trustee, and any agent of the Company or of the Trustee may deem and treat the registered holder (the "Holder") hereof as the absolute owner of this Security (whether or not this Security shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment hereof, or on account hereof, and for all other purposes and neither the Company nor the Trustee nor any agent of the Company or of the Trustee shall be affected by any notice to the contrary. All such payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, effectually satisfy and discharge liability for moneys payable on this Security.

                  No recourse for the payment of the principal of, premium, if any, or interest on this Security, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

                  As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the Corporate Trust Office or agency in a Place of Payment for this Security, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Securities of this series or of like tenor and of authorized denominations and for the same aggregate principal amount, shall be issued to the designated transferee or transferees.

                  For United States federal income tax purposes, the Securities will be governed by the contingent payment debt regulations under Treas. Reg. ss.1.1275-4 (the "Contingent Debt Regulations"). The Company has determined the "Comparable Yield" to be 6.75% per annum, compounded semi-annually, and the projected payment schedule per note to be $1.25 semi-annually and $1,571.25 due on the stated maturity date which includes the final interest payment.

                                                                               7
                  THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  Set forth below are definitions of some of the terms used in this Security.

                  "Alternative Redemption Amount" shall mean the product of (a) the Issue Price divided by 131.25 and (b) the Basket Level on the relevant Payment Determination Date.

                  "Basket" shall mean the Basket Securities.

                  "Basket Level", when used with respect to any Payment Determination Date, shall equal the sum of (a) the products of the Closing Prices and the applicable Multipliers for each Basket Security for which a Delaying Event does not occur on the related Calculation Day, (b) if a Delaying Event occurs for a Basket Security on the related Calculation Day, the product of the Closing Price for such Basket Security on the next Business Day on which a Market Disruption Event does not occur for such Basket Security and the Multiplier for such Basket Security and (c) any cash included in the Basket on such Calculation Day.

                  "Basket Securities" shall mean the securities included in the Basket from time to time and shall initially be the American Depositary Receipts ("ADRs") of Nokia Corporation and the common stocks of Broadcom Corp., EMC Corp., Emcore Corp., Juniper Networks Inc., Novellus Systems Inc., and
Polycom  Inc.  The  Basket   Securities  shall  only  be  adjusted  by  the
Calculation Agent pursuant to the Calculation Agency Agreement for certain extraordinary corporate events.

                  "Business Day", notwithstanding the Indenture, shall mean any day other than a Saturday, a Sunday or a day on which the New York Stock Exchange is not open for trading or banking institutions or trust companies in the City of New York are authorized or required by law or executive order to remain closed.

                  "Calculation Agency Agreement" shall mean the Calculation Agency Agreement, dated as of June 1, 2001 between the Company and the Calculation Agent, as amended from time to time.

                  "Calculation Agent" shall mean the person that has entered into the Calculation Agency Agreement with the Company providing for, among other things, the determination of the Basket Level and the Payment Amount, which term shall, unless the context otherwise requires, include its successors and assigns. The initial Calculation Agent shall be Lehman Brothers Inc.

                  "Calculation Day" shall mean (i) five Business Days prior to
(a) for payment at Stated Maturity, June 1, 2008 or (b) for a payment upon a Repurchase, the Non-Delaying Event Repurchase Date or (ii) the date of the Redemption Notice for payment upon a Redemption.

                  "Close of Trading" shall mean 4:00 p.m., New York City time.

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                                                                               8
                  "Closing Price," means the following, determined by the Calculation Agent based on information reasonably available to it:

                    (i) If the  Basket  Security  is listed  on a United  States national securities exchange or trading system or is a security quoted on The Nasdaq Stock Market, Inc. ("NASDAQ"), the last reported sales price at the Close of Trading, regular way, on such day, on the primary securities exchange registered under the Securities Exchange Act of 1934 on which such Basket Security is listed or admitted to trading or quoted on NASDAQ, as the case may be.

                    (ii) If the Basket Security is listed or quoted on a non-United States securities exchange, trading system (other than a bulletin board) or market, the last reported sale price at the Close of Trading, regular way, on such day, on the primary exchange, trading system or market on which such Basket Security is listed, quoted or admitted to trading, as the case may be. The Closing Price shall then be converted into U.S. dollars using the Official W.M. Reuters Spot Closing Rate at 11:00 a.m., New York City time. If there are several quotes for the Official W.M. Reuters Spot Closing Rate at that time, the first quoted rate starting at 11:00 a.m. shall be the rate used. If there is no such Official W.M. Reuters Spot Closing Rate for a country's currency at 11:00 a.m., New York City time, the Closing Price shall be converted into U.S. dollars using the last available U.S. dollar cross-rate quote before 11:00 a.m., New York City time.

                    (iii) If the  Basket  Security  is not  listed on a national securities exchange or is not a NASDAQ security, and is listed or traded on a bulletin board, the average execution price that an affiliate of the Company receives upon the sale of such Basket Security to hedge the Company's obligations for such Basket Security. If such Basket Security is listed or traded on a non-United States bulletin board, the Closing Price shall then be converted into U.S. dollars using the Official W.M. Reuters Spot Closing Rate at 11:00 a.m., New York City time. If there are several quotes for the Official W.M. Reuters Spot Closing Rate at that time, the first quoted rate starting at 11:00 a.m. shall be the rate used. If there is no such Official W.M. Reuters Spot Closing Rate for a country's currency at 11:00 a.m., New York City time, the Closing Price shall be converted into U.S. dollars using the last available U.S. dollar cross-rate quote before 11:00 a.m., New York City time.

                  "Delaying Event" shall mean a Market Disruption Event for a Basket Security that occurs on the relevant Calculation Day.

                  "Delaying Event Repurchase Date" shall mean, if a Delaying Event occurs on the Calculation Day for a Repurchase, five Business Days after the Payment Determination Date therefor.

                  "Issue Price" shall mean $1,000 per $1,000 principal amount of Securities.

                  "Market Disruption Event" with respect to a Basket Security means any of the following events as determined by the Calculation Agent:

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                                                                               9
                      (i) A  suspension,  absence  or  material  limitation  of
               trading of such Basket Security has occurred on that day, in each case, for more than two hours of trading or during the one-half hour period preceding the Close of Trading on the primary organized U.S. exchange or trading system on which such Basket Security is traded or, if such Basket Security is not listed or quoted in the United States, on the primary exchange, trading system or market for such Basket Security. Limitations on trading during significant market fluctuations imposed pursuant to NYSE Rule 80B or any applicable rule or regulation enacted or promulgated by the NYSE, any other exchange, trading system, or market, any other self regulatory organization or the Securities and Exchange Commission of similar scope or as a replacement for Rule 80B, may be considered material. Notwithstanding the first sentence of this paragraph, a Market Disruption Event for a Basket Security traded on a bulletin board means a suspension, absence or material limitation of trading of such Basket Security for more than two hours or during the one hour period preceding 4:00 p.m., New York City time.

                    (ii) A suspension, absence or material limitation has occurred on that day, in each case, for more than two hours of trading or during the one-half hour period preceding the Close of Trading in options contracts related to such Basket Security, whether by reason of movements in price exceeding levels permitted by an exchange, trading system or market on which such options contracts related to such Basket Security are traded or otherwise.

                    (iii) Information is unavailable on that date, through a recognized system of public dissemination of transaction information, for more than two hours of trading or during the one-half hour period preceding the Close of Trading, of accurate price, volume or related information in respect of such Basket Security or in respect of options contracts related to such Basket Security, in each case traded on any major U.S. exchange or trading system or in the case of securities of a non-U.S. issuer, traded on the primary non-U.S. exchange, trading system or market.

         For purposes of determining whether a Market Disruption Event has occurred:

                    (i) a  limitation  on the hours or number of days of trading shall not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange, trading system or market;

                    (ii) any  suspension  in trading in an option  contract on a
               Basket Security by a major securities exchange, trading system or market by reason of (a) a price change violating limits set by such securities market, (b) an imbalance of orders relating to those contracts, or (c) a disparity in bid and ask quotes relating to those contracts, shall constitute a Market Disruption Event notwithstanding that the suspension or material limitation is less than two hours;

                    (iii) a suspension  or material  limitation  on an exchange, trading system or in a market shall include a suspension or material limitation of trading by one class of investors provided that the suspension continues for more than two hours of trading or during the last one-half hour period preceding the Close of Trading on the relevant

                                                                              10
               exchange, trading system or market but shall not include any time when the relevant exchange, trading system or market is closed for trading as part of that exchange's, trading system's or market's regularly scheduled business hours; and

                    (iv) "trading systems" include bulletin board services.

                  "Multiplier" shall mean, with respect to any applicable principal amount of Securities, the number of shares or other units (including
ADRs) or any fractional share or other unit expressed as a decimal of each Basket Security included in the Basket. In the case of each Security with principal amount of $1,000.00, the initial Multiplier for each Basket Security is set forth below:




        Basket Security                    Initial Multiplier

    Broadcom Corp.                               0.3257
    EMC Corp.                                    0.3660
    Emcore Corp.                                 0.3700
    Juniper Networks Inc.                        0.2555
    Nokia Corporation                            0.4275
    Novellus Systems Inc.                        0.2597
    Polycom Inc.                                 0.4962

                  "NYSE" shall mean the New York Stock Exchange.

                  "Non-Delaying Event Repurchase Date" shall mean the eighth Business Day following the Business Day on which the Company receives notice of a Repurchase from a Holder.

                  "Official W.M. Reuters Spot Closing Rates" shall mean the closing spot rates published on Reuters page "WMRA" relevant for such Basket Security.

                  "Payment Amount" shall mean the Maturity Payment Amount, the Redemption Payment Amount or the Repurchase Payment Amount, as the case may be.

                  "Payment Determination Date" shall mean the relevant Calculation Day, unless a Delaying Event occurs with respect to such Payment Determination Date, in which case the first Business Day after the Calculation Day on which the Closing Prices for all Basket Securities that have been subject to a Delaying Event have been determined.

                  "Redemption" shall mean the option of the Company to redeem, at any time on or after May 24, 2003, in whole or from time to time in part, the Securities.

                                                                              11
                  "Redemption Date" shall mean, notwithstanding anything to the contrary in the Indenture, the date set forth in the Redemption Notice, which date shall not be less than 30 nor more than 60 days after the date of the Redemption Notice.

                  "Repurchase" shall mean the option of a beneficial holder to elect to require the Company to repurchase, at any time until eight business days before June 1, 2008, in whole or from time to time in part, such holder's Securities.


                  All terms used but not defined in this Security are used herein as defined in the Indenture.

                            OPTION TO ELECT REPAYMENT

                  The undersigned hereby irrevocably requests and instructs the Company to repay the within Security (or portion thereof specified below) pursuant to its terms at a price equal to the Alternative Redemption Amount plus any accrued but unpaid interest.

                  For this Security to be repaid, the Company must receive at the office of the Trustee, located at its Corporate Trust Office (or at such other place or places of which the Company shall from time to time notify the holder of the within Security) on any Business Day until eight Business Days before June 1, 2008, (i) this Security with this "Option to Elect Repayment" form duly completed, or (ii) unless the Holder is The Depository Trust Company or its nominee or a successor securities depository or its nominee, a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers or a commercial bank or a trust company in the United States of America setting forth the name of the holder of the within Security, the principal amount of the within Security, the portion of the within Security to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that the within Security with this "Option to Elect Repayment" form duly completed shall be received by the Company not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter and the within Security and form duly completed are received by the Company by such fifth Business Day.

                  If less than the entire amount of the within Security is to be repaid, specify the portion thereof (which shall be an integral multiple of $1,000) which the holder elects to have repaid: $______. A Security shall be issued to the holder in an amount equal to the portion not being repaid.


Dated:

                                                     NOTE: The Signature to this
                                                     Option to Elect Repayment
                                                     must correspond with the
                                                     name as written upon the
                                                     face of the within Security
                                                     in every particular without
                                                     alteration or enlargement
                                                     or any other change
                                                     whatsoever.

                        --------------------------------

                  The following abbreviations, when used in the inscription on the face of the within Security, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common       UNIF GIFT MIN ACT - _____ Custodian ____
TEN ENT - as tenants by the entireties                 (Cust)            (Minor)
JT TEN - as joint tenants with right of       under Uniform Gifts to Minors
         survivorship and not as tenants      Act ______________________________
         in common                                     (State)

  Additional abbreviations may also be used though not in the above list.

                        --------------------------------

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE


(Name and Address of Assignee, including zip code, must be printed or typewritten.)

the within Security, and all rights thereunder, hereby irrevocably constituting and appointing to transfer the said Security on the books of the Company, with full power of substitution in the premises.

                  Dated:

                                               ---------------------------------

                  NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Security in every particular, without alteration or enlargement or any change whatever.


Signature(s) Guaranteed:

----------------------
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED MEDALLION SIGNATURE GUARANTEE PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.